
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                      89,056,307
<SECURITIES>                                         0
<RECEIVABLES>                                  335,163<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              85,564,774<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                85,564,774<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             8,712,502<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,272,915
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,439,587
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,439,587
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,439,587
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $335,163.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $3,826,696.
<F3>Liabilities include redemptions payable of $1,960,990, accrued management fee of $215,320, and administrative expenses payable of $116,519.
<F4>Total revenues include realized trading revenue of $12,219,727, net change in unrealized of $(5,428,635) and interest income of $1,921,410.

